EXHIBIT 23.2



            Consent of Independent Registered Public Accounting Firm



We hereby consent to the incorporation by reference in the Registration Statement of Science Dynamics Corporation (the "Company") on Form SB-2 of our report dated March 4, 2005, with respect to the consolidated financial statements of the Company and its subsidiaries as of December 31, 2004 and 2003 and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years then ended.



                                            /s/ Peter C. Cosmos Co., CPAs
                                            -----------------------------------
370 Lexington Ave.                          Peter C. Cosmas Co., CPAs
New York, NY 10017
September 7, 2005